EXHIBIT 99.1

For Immediate Release

Aptose Appoints Jotin Marango, M.D., Ph.D. as Chief Business Officer

SAN DIEGO and TORONTO, June 3, 2019 – Aptose Biosciences Inc. (NASDAQ: APTO, TSX: APS), a clinical-stage company developing highly differentiated therapeutics targeting the underlying mechanisms of cancer, today announced the appointment of Jotin Marango, M.D., Ph.D., to the position of Senior Vice President, Chief Business Officer, effective immediately. In his role as a member of the executive leadership team, Dr. Marango is responsible for Aptose’s corporate and business development initiatives, including licensing and alliance management, business and product strategy, as well as market and competitive intelligence.

“Joti’s deep understanding of the biotechnology landscape and hematology/oncology space specifically, will serve Aptose well during this next phase of corporate development and as our investigational products approach important clinical milestones,” said William G. Rice, Ph.D., Chairman, President and Chief Executive Officer. “His character, culture and experience nicely complement our existing team and we’re delighted to have successfully recruited him to join us as part of the senior management team.”

Dr. Marango brings to Aptose many years of industry experience, most recently as a senior research analyst at ROTH Capital Partners, where he covered biotechnology and therapeutics. Dr. Marango joined Roth from H.C. Wainwright & Co., where as an equity analyst he covered hematology, oncology, and pulmonary therapeutics, with a particular focus on epigenetic and molecularly targeted therapies. He began his career in equity research with Collins Stewart/Canaccord Genuity. Prior, Dr. Marango also served as Chief Operating Officer at the Samuel Waxman Cancer Research Foundation, where he oversaw academic collaborations in translational therapeutics, as well as venture philanthropy initiatives in drug development. Dr. Marango studied theoretical chemistry and classical literature at Harvard University, and later received his M.D. and Ph.D. degrees from the Mount Sinai School of Medicine in New York.

“I am excited for the opportunity to join Aptose as we advance first-in-class anticancer agents into and through clinical trials,” said Dr. Marango. “The Aptose management team has been diligent in their preclinical development of investigational products CG-806 and APTO-253, both of which have shown promise for hematological malignancies and are currently in clinical development. I very much look forward to working with them through the next phase of the company’s growth at this critical point in their evolution.”

About Aptose

Aptose Biosciences is a clinical-stage biotechnology company committed to developing personalized therapies addressing unmet medical needs in oncology, with an initial focus on hematology. The company's small molecule cancer therapeutics pipeline includes products designed to provide single agent efficacy and to enhance the efficacy of other anti-cancer therapies and regimens without overlapping toxicities. The company has two clinical-stage investigational products for hematologic malignancies: CG-806, an oral, first-in-class pan-FLT3/pan-BTK multi-cluster kinase inhibitor, is in a Phase 1 trial in patients with relapsed or refractory B cell malignancies, including chronic lymphocytic leukemia (CLL), small lymphocytic lymphoma (SLL) and non-Hodgkin lymphoma (NHL), who have failed or are intolerant to standard therapies; APTO-253, the only clinical stage agent that directly targets the MYC oncogene and inhibits its expression, is in a Phase 1b clinical trial for the treatment of patients with relapsed or refractory acute myeloid leukemia (AML) or high risk myelodysplastic syndrome (MDS). For further information, please visit www.aptose.com.

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of Canadian and U.S. securities laws, including, but not limited to, statements regarding our clinical milestones and potential and favorable properties of the Company’s investigational products as well as statements relating to the Company’s plans, objectives, expectations and intentions and other statements including words such as “continue”, “expect”, “intend”, “will”, “should”, “would”, “may”, “potential” and other similar expressions. Such statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements described in this press release. Such factors could include, among others: our ability to obtain the capital required for research and operations; the inherent risks in early stage drug development including demonstrating efficacy; development time/cost and the regulatory approval process; the progress of our clinical trials; our ability to find and enter into agreements with potential partners; our ability to attract and retain key personnel; changing market and economic conditions; inability of new manufacturers to produce acceptable batches of GMP in sufficient quantities; unexpected manufacturing defects; and other risks detailed from time-to-time in our ongoing quarterly filings, annual information forms, annual reports and annual filings with Canadian securities regulators and the United States Securities and Exchange Commission.
Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled "Risk Factors" in our filings with Canadian securities regulators and the United States Securities and Exchange Commission underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and we do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by law. We cannot assure you that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.
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For further information, please contact:

Aptose Biosciences Greg Chow Senior Vice President, CFO 650-718-5028 gchow@aptose.com	SMP Communications Susan Pietropaolo 201-923-2049 susan@smpcommunications.com

LifeSci Advisors, LLC Daniel Ferry Managing Director 617-535-7746 Daniel@lifesciadvisors.com